Exhibit 10.8



                               CAPITAL TRUST, INC.
                       AMENDED AND RESTATED 2004 LONG-TERM
                                 INCENTIVE PLAN

                         -------------------------------


                   Award Agreement granting Performance Units
                         ------------------------------

                                 Award No.
                                          ----

        You, ______________ ("Participant"), an employee of Capital Trust, Inc. (the "Company") are hereby awarded Performance Units, subject to the terms and conditions set forth in this agreement (the "Award") and in the Capital Trust, Inc. Amended and Restated 2004 Long-Term Incentive Plan ("Plan"), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to assure that you fully understand the terms, conditions, and financial implications of this Award.

        By executing this Award, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the Board of Directors of the Company or the Committee that administers the Plan pursuant to
Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.

                              Preliminary Statement

        A. The Company has previously adopted a discretionary incentive compensation program for certain key employees that provides an opportunity to receive specified incentive compensation payments payable upon CT-F2's receipt of Carried Interest Distributions from Fund II.

        B. Participant was selected to receive the foregoing incentive compensation payments, and entered into an Incentive Compensation Agreement as of October 15, 2003 (the "2003 Agreement"), with CT Investment Management Co., LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

        C. Participant and the Company recognize and agree that it is substantially uncertain on the date hereof whether or not Participant will collect any incentive compensation pursuant to the 2003 Agreement, and accordingly agree that in consideration of the mutual benefits associated with this Award that the 2003 Agreement shall become null and void upon execution of this Award.

        NOW, THEREFORE, in consideration of and incorporating the foregoing recitals, the agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:



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                                      Terms

1. Defined Terms. For the purposes of this Award, in addition to the capitalized terms defined in the Plan and elsewhere in this Award, the following terms, when capitalized, shall have the meanings ascribed to them below, unless otherwise provided:

        (a) "Board of Directors" means the board of directors of the Company.

        (b) "Carried Interest Distribution" means any distribution of Net Distributable Cash of Fund II pursuant to Sections 6.1(b)(iii)(B) and 6.1(b)(iv)(B) of the Fund II Partnership Agreement received by CT-F2 from a distribution of the same made by Fund II GP to its members.

        (c) "Clawback Payments" means any payment made, directly or indirectly, by the Company on the account of any Over-Distribution pursuant to Section 14.2 of the Fund II Partnership Agreement.

        (d) "CT-F2" means CT-F2-GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company and a member of Fund II GP.

        (e) "Fund II" means CT Mezzanine Partners II LP, a Delaware limited partnership.

        (f) "Fund II Dissolution" means the completion of (i) the dissolution and liquidation of Fund II pursuant to Section 14.1 of the Fund II Partnership Agreement and (ii) the accounting and payment of any Over-Distribution pursuant to Section 14.2 of the Fund II Partnership Agreement.

        (g) "Fund II GP" means CT MP II LLC, a Delaware limited liability company and general partner of Fund II.

        (h) "Fund II Partnership Agreement" means the amended and restated agreement of limited partnership of Fund II, dated as of April 9, 2001, as heretofore and hereafter amended.

        (i) "Net Distributable Cash" shall have the meaning ascribed to such term in the Fund II Partnership Agreement.

        (j) "Over-Distribution" shall have the meaning ascribed to such term in the Fund II Partnership Agreement.

2.      Payment of Incentive Compensation.

        (a) You have been granted a Performance Unit that provides for the payment of cash incentive compensation in accordance with the terms and conditions of this Section 2.



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        (b)     The Company agrees that, within 30 days of receipt of any
                Carried Interest Distribution, the Company shall pay the Cash Compensation (as defined below) due Participant under Section 2(c).

        (c) Subject to the vesting provisions of Section 2(d), Participant shall receive as incentive compensation a cash amount ("Cash Compensation") equal to ____% (the "Specified Percentage") of the aggregate amount of Carried Interest Distributions, if any, received by CT-F2 prior to or upon the Fund II Dissolution after deduction for the aggregate amount of Clawback Payments, if any, paid or payable by the Company or CT-F2. If following the payment of any Cash Compensation to Participant, Clawback Payments that have not been deducted prior to such payment in accordance with the foregoing are paid by or on behalf of CT-F2, Participant agrees and undertakes to refund and pay to CT-F2 the portion of the Cash Compensation that would have not been earned and paid to Participant had the Clawback Payments been deducted from Carried Interest Distributions prior to the payment thereof to Participant.

        (d)     Participant's right to Cash Compensation payable pursuant to
                Section 2(c) shall vest and become binding upon the Company with respect to 50% of the Specified Percentage immediately on the date hereof and with respect to the remaining 50% of the Specified Percentage upon the date of first receipt of Carried Interest Distributions by CT-F2, provided the Participant is employed by the Company on such date.

        (e)     All amounts of Cash Compensation due to Participant under
                Section 2(c) shall be subject to deduction by the Company for amounts required to be deducted or withheld under any provision of U.S. federal, state or local law (including but not limited to, social security payments, income tax withholding, and any other deduction required by law) currently in effect or which may hereafter become effective.

3. Not a Shareholder, Partner or Member. Participant shall not be deemed for any purposes under this Award to be a shareholder of the Company or a partner or member of Fund II, Fund II GP or CT-F2, and accordingly shall have no rights of ownership, voting, or other rights held by a stockholder with respect to the Company, nor any ownership, voting, or other rights held by a partner or member with respect to Fund II, Fund II GP or CT-F2.

4. No Other Rights. Participant has no rights to payments or other amounts unless and until they become payable pursuant to the terms of Section 2 and Participant acknowledges that the receipt of any Cash Compensation payment is contingent and not guaranteed. Any payments made pursuant to this Award are solely a cash incentive compensation and no interest in, or security of, the Company, Fund II, Fund II GP or CT-F2 or any right to participate in any aspect of the Company, Fund II, Fund II GP or CT-F2 is created by this Award.

5. No Employment Contract. This Award is not intended to, and does not, create an employment for a definite term. Subject to any employment agreement with the Company, Participant will continue to be an employee "at will" and either Participant or the Company can terminate Participant's employment with the Company for any reason at any time.



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6.      Complete Agreement. This Award sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral or written agreements (including the 2003 Agreement, which shall become null and void upon execution of this Award) between the parties regarding the subject matter hereof.

7. Binding Effect; No Transfer. Every covenant, term and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, heirs, legatees, legal representatives, successors, transferees and assigns. Participant's rights to Cash Compensation under this Award may not be assigned, transferred, pledged or hypothecated in any manner, except as provided in Section 8, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee's sole discretion, the obligation under the Award to make any Cash Compensation payments to Participant.

8. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, Participant may expressly designate a beneficiary or beneficiaries who, in the event of Participant's death prior to full payment of any Cash Compensation payable hereunder, shall receive any payment of any Cash Compensation due under this Award after the date of such death. Such designation shall be made by Participant by completing and executing a designation of beneficiary form attached hereto as Exhibit C and delivering an executed copy thereof to the Company. Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by Participant and received by the Company. If Participant does not designate a beneficiary or the beneficiary dies prior to having received all Cash Compensation payments due under this Award, such payments shall be paid to Participant's estate.

9. Waiver. Any term or provision of this Award may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

10. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows:

        (a) if to the Company, at the address set forth on the signature page, to the attention of: Committee administering the Capital Trust, Inc. Amended and Restated 2004 Long-Term Incentive Plan;

        (b) if to you, at the address set forth below your signature on the signature page.

        Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

11. Tax Effect including Code Section 162(m). This Award shall be subject to the following conditions:



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        (a)     This Award is being made pursuant to Section 10(b) of the Plan and is designated a Performance Compensation Award, and is intended to satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and associated treasury regulations.

        (b) The Performance Period for this Award shall begin on the date hereof and shall end on the Fund II Dissolution, which shall not occur until after the last day of the fiscal year after the year in which this Award occurs.

        (c) The Performance Measure for this Award is the performance of Fund II, as allowed under Section 10(c)(ii) of the Plan.

        (d) The Performance Formula for this Award is set forth in Section 2 of this Award and is based on the aggregate amount of Carried Interest Distributions, if any, received by CT-F2 prior to or upon the Fund II Dissolution after deduction for the aggregate amount of Clawback Payments, if any, paid or payable by the Company or CT-F2.

        (e) The Committee shall accordingly have sole and absolute discretion to interpret this Award in any manner necessary or appropriate to secure and to accomplish the intended tax treatment described in Section 11(a), and may unilaterally amend, interpret, or modify this Award (prospectively or retroactively) in any manner directed toward that purpose.

12. Deferral Election. You may irrevocably elect to defer the receipt of all or a percentage of the Cash Compensation payable pursuant to the Performance Unit that would otherwise be paid to you following vesting of the right to such Cash Compensation under this Award if earned pursuant to the Performance Formula. A copy of the form which you may use to make a deferral election may be obtained from the Company.

13. Severability. If any of the provisions of this Award shall be found to be illegal or unenforceable for any reason or in any respect, the validity, legality, and enforceability of the remaining provisions of this Award shall not in any way be affected or impaired thereby.

14.     Headings. Headings shall be ignored in interpreting this Award.

15. Governing Law. The laws of the State of New York shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto. Any suit with respect to the Award will be brought in the federal or state courts in the districts which include New York City, New York, and you agree and submit to the personal jurisdiction and venue thereof.

16. Income Taxes and Deferral. You are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes. To the extent your Award is not deferred and vested before January 1, 2005, the Administrator shall have the discretion to unilaterally modify your Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the



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        extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any second election to defer, provided that the Administrator permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and your Award.

17. Counterparts. This Award may be executed in separate counterparts, which shall collectively and separately be considered one and the same Award, and be deemed effective upon signature of the Company.







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        IN WITNESS WHEREOF, the parties hereto have duly executed this Award as of _________, 200_.

                                              CAPITAL TRUST, INC.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title: Chief Financial Officer

                                              Address:

                                              Capital Trust, Inc.
                                              410 Park Avenue, 14 Floor
                                              New York, New York 10022
                                              Fax.:  212-655-0044


                                              [Name of Participant]


                                              ----------------------------------
                                              Signature

                                              Address:

                                              ----------------------------------

                                              ----------------------------------





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                                                                       Exhibit A




             CAPITAL TRUST, INC. AMENDED AND RESTATED 2004 LONG-TERM
                                 INCENTIVE PLAN






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                                                                       Exhibit B




             CAPITAL TRUST, INC. AMENDED AND RESTATED 2004 LONG-TERM
                                 INCENTIVE PLAN


                                   PROSPECTUS







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                                                                       Exhibit C


                         Designation of Beneficiary Form

In connection with the Performance Compensation Award (the "Award") entered into as of ______________, 200_ between Capital Trust, Inc. (the "Company") and _______________, an individual residing at
______________________________________________ ("Participant"), Participant
hereby designates the person specified below as the beneficiary of Participant's interest in cash incentive compensation due and payable pursuant to the Award. This designation shall remain in effect until revoked in writing by Participant.


                  Name of Beneficiary:
                                              ----------------------------------

                  Address:
                                              ----------------------------------


                                              ----------------------------------

                  Social Security No.:
                                              ----------------------------------

Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award from the date this form is delivered to the Company until such date as this designation is revoked in writing by Participant, including by delivery to the Company of a written designation of beneficiary executed by Participant on a later date.

                                                  Date:
                                                         -----------------------


                                                    By:
                                                         -----------------------
                                                         [Participant Signature]


Sworn to before me this

____ day of ____________, 200_

______________________________
Notary Public

County of ____________________

State of _____________________